EXHIBIT 23

                        INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
United Heritage Corporation

We hereby consent to the incorporation by reference in the previously filed Registration Statements of United Heritage Corporation on Form S-8 (File Nos. 333-64711, 333-51362, 333-100739) of our report, dated May 14, 2004 appearing in this Annual Report on Form 10-KSB of United Heritage Corporation for the year ended March 31, 2004.

/s/ WEAVER AND TIDWELL, L.L.P.
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WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
June 29, 2004